================================================================================

                              SCHEDULE 14A-A/3

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

       [X]  Filed by the Registrant
       [ ]  Filed by a Party other than the Registrant

Check the appropriate box:

       [X]  Preliminary Proxy Statement
       [ ]  Confidential, for Use of the Commission Only
              (as permitted by Rule 14a-6(c)(2))
       [ ]  Definitive Proxy Statement
       [ ]  Definitive Additional Materials
       [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          COYOTE NETWORK SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          COYOTE NETWORK SYSTEMS, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies: __________
(2)  Aggregate number of securities to which transaction applies: _____________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     __________________________________________________________________________
(4)  Proposed maximum aggregate value of transaction: _________________________
(5)  Total fee paid:  _________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:    _______________________________________________
(2)  Form, Schedule or Registration Statement No.:  ___________________________
(3)  Filing Party:  ___________________________________________________________
(4)  Date Filed:    ___________________________________________________________

================================================================================

                          COYOTE NETWORK SYSTEMS, INC.

                             4360 Park Terrace Drive

                       Westlake Village, California 91361

                                 (818) 735-7600

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Coyote Network Systems, Inc.:

     The Annual Meeting of Stockholders of Coyote Network Systems, Inc. (the "Company") will be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, CA 91301 at 11:00 a.m., Pacific Daylight Time, on ____________, 2000 for the following purposes:

     1.   To elect one director for a three year term.

     2. To authorize an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of capital stock from 35,000,000 to 80,000,000, of which 70,000,000 will be designated "Common Stock" and 10,000,000 will be designated "Preferred Stock."

     3. To consider and vote upon a proposal to adopt the Company's 2000 Equity Incentive Plan.

     4. To amend the Company's Restated Certificate of Incorporation to change the name of the Company to Quentra Networks, Inc.

     5. To ratify the appointment of Arthur Andersen, LLP as the independent auditors and accountants for the Company for the year ending March 31, 2000.

     6. To transact such other business as may properly come before the meeting.

     All stockholders are invited to attend the meeting. Stockholders of record at the close of business on May 1, 2000, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of stockholders entitled to notice of and vote at the meeting will be open to examination by stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 4360 Park Terrace Drive, Westlake Village, California 91361.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

                                        By Order of the Board of Directors

                                        Brian A. Robson
                                        Secretary

Westlake Village, California
________________, 2000

                          COYOTE NETWORK SYSTEMS, INC.

                             4360 Park Terrace Drive

                       Westlake Village, California 91361

                                 (818) 735-7600

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

     The accompanying proxy is solicited by the Board of Directors of Coyote Network Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., Pacific Daylight Time, on ___________, 2000 at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301 and any adjournment thereof.

                           VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

     The holders of a majority of the outstanding shares of Common Stock, par value $1.00 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of the nominee as a director. The affirmative vote of the majority of the shares of Common Stock outstanding and entitled to vote is required for the adoption of Proposals 2 and 4. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of Proposals 3 and 5.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director. With respect to Proposals 2 and 4, abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against Proposals 2 and 4. Broker non-votes are not entitled to vote on the approval of Proposal 3 and, therefore, will not affect the outcome of the vote. Abstentions will have the effect of a vote against Proposal 3. Uninstructed shares are entitled to vote on Proposal 5. Therefore, abstentions or broker non-votes have the effect of a vote against Proposal 5.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions,if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director, FOR the approval of Proposals 2, 3, 4 and 5 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on May 1, 2000, 17,418,001 shares of Common Stock were outstanding and eligible for voting at the meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the Annual Meeting. Only stockholders of record at the close of business on May 1, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

     This proxy material is first being mailed to stockholders commencing on or about __________, 2000.

                    INFORMATION RELATING TO VARIOUS PROPOSALS

Information Concerning Directors and Management

     The Board of Directors is divided into three classes of directors, consisting of one class of two members and two classes of one member each, or four members in the aggregate. The term of each class is three years. The Board of Directors currently consists of four members, James R. McCullough, Daniel W. Latham, John M. Eger and J. Thomas Markley. The number of directors to be elected at the Annual Meeting is one. The nominee has agreed to stand for re-election at the Annual Meeting to hold office for a period of three years, and in any event until a successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as director, unless the stockholder indicates to the contrary on the proxy.

     The persons named in the accompanying proxy intend to vote for the election as director of the nominee listed herein. The nominee has consented to serve if elected. The Board of Directors has no reason to believe that the nominee will not serve if elected, but if he should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director of the Company and the individuals nominated and recommended to be elected to the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

          Name            Age               Position

   John M. Eger            60    Director
   Daniel W. Latham        51    President, Chief Operating Officer and Director
   J. Thomas Markley       66    Director
   James R. McCullough     32    Chief Executive Officer and Director

          NOMINEE FOR ELECTION AS A DIRECTOR WITH TERM EXPIRING IN 2002

     Daniel W. Latham, age 51, has been a director of the Company since November 1996. He has been President and Chief Operating Officer of the Company since November 1996 and President of Coyote Technologies, LLC ("CTL") since September 1995. Prior to his association with CTL, Mr. Latham was the President of Frontier Communications Long Distance Company.

                      DIRECTORS WITH TERMS EXPIRING IN 2001

     J. Thomas Markley, age 66, has been a director of the Company since September 1999, and previously served as an advisor to the Company's Board of Directors. Mr. Markley is President of JTM, Inc., a consulting firm specializing in senior management consulting for telecommunications, data communications and electric utilities. Previously, Mr. Markley was Senior Vice President, Telecommunications Operations and Planning for SALIENT3 Communications, Inc., a telecommunications company that designs, manufactures and markets equipment for communications network operators worldwide. Mr. Markley also held senior management positions with Raytheon, a leading diversified technology company, as corporate vice president, president of Raytheon Data Systems and president of Raytheon Worldwide. Prior to Raytheon, Mr. Markley was deputy program manager of NASA's Apollo Program. Mr. Markley has served on the President's Science Advisory Council, as a member of the Space Defense Initiative Committee and as an examiner for the Malcolm Baldridge National Quality Award.

     James R. McCullough, age 32, has been a director and Chief Executive Officer of the Company since February 2000. Mr. McCullough's principal occupation prior to joining the Company was as a co-president of Renwick Corporate Financing, Inc., a consulting company, from 1996 to the present. From 1994 to 1997, Mr. McCullough was the general partner of an investment fund focusing on early stage technology companies.

                       DIRECTOR WITH TERM EXPIRING IN 2000

     John M. Eger, age 60, has been a director of the Company since February 2000. As a telecommunications lawyer, Mr. Eger is counsel to Morrison & Foerster, LLP and a professor at San Diego State University where he serves as the Lionel Van Deerlin Endowed Chair of Communications and Public Policy and Executive Director of the University's International Center for Communications.

Earlier, Mr. Eger established CBS Broadcast International and was Senior Vice President of the CBS Broadcast group. From 1971-1973, he was legal assistant to the chairman of the Federal Communications Commission, and from 1974-1976, served as Telecommunications Advisor to Presidents Nixon and Ford and Head of the White House Office of Telecommunications Policy.

Committees of the Board - Board Meetings

     The Board of Directors has established an audit committee and an executive committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in succeeding paragraphs. Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting or by written report.

     The Audit Committee of the Board of Directors currently consists of J. Thomas Markley and John M. Eger. The Audit Committee held one meeting during the fiscal year ended March 31, 1999. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, the Audit Committee reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. The Audit Committee reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. The Audit Committee also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of the performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.

     The Executive Committee of the Board of Directors currently consists of Daniel W. Latham, James R. McCullough and John M. Eger. The Executive Committee has and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation during intervals between meetings of the Board of Directors, except with respect to amendments to the Certificate of Incorporation or by-laws, merger, consolidation, sale of all or substantially all of the corporation's assets, dissolution, declaration of dividends, authorization of issuance of stock, or filling vacancies on the Board of Directors. The Executive Committee did not meet during the fiscal year ended March 31, 1999. All issues were discussed and reviewed by the Board of Directors.

     The Board of Directors does not have a nominating committee or a compensation committee. These functions are performed by the Board of Directors as a whole. The Board of Directors met or acted by unanimous written consent on nine occasions during the fiscal year ended March 31, 1999. All directors attended at least 89% of the meetings held by the Board of Directors and committees of which they are members.

     There are no family relationships among any of the directors or executive officers of the Company. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.

Executive Compensation
-------------------------------------

         All  shares  and  per  share   numbers   included   herein   have  been
retroactively adjusted to give effect to a 5% stock dividend which was paid on November 4, 1998 to holders of record as of October 21, 1998.

     The following table sets forth, for the three fiscal years ended March 31, 1999, the total annual compensation paid to, or accrued by the Company for the account of, James J. Fiedler, Daniel W. Latham and Brian A. Robson (the "Named Executives") serving as such at March 31, 1999 and one former executive officer:

                                         SUMMARY COMPENSATION TABLE
 -----------------------------------------------------------------------------------------------------------
                                            Annual Compensation               Long-Term Compensation
                                   ---------------------------------- --------------------------------------
                                                        Other         Restricted  Securities    Long-term            All
          Name and                                      Annual         Stock      Underlying  Incentive Plan        Other
     Principal Position(1)   Year  Salary     Bonus   Compensation(6)  Award(s)    Options       Layouts         Compensation
     ------------------      ----  -------    ------  --------------- ----------  -----------  -------------     ------------
James J. Fiedler (2)         1999  $300,000  $ 9,335     $20,000          ---      94,500 (7)     ---            $  7,200  (9)
   Chairman, CEO             1998  $200,000  $19,746     $15,000          ---        ---          ---            $  7,200  (9)
   and Director              1997  $200,000     ---      $ 3,750          ---        ---          ---               ---

Daniel W. Latham (3)         1999  $300,000  $ 9,335     $20,000          ---      94,500 (7)     ---            $  7,200  (9)
   President, COO            1998  $175,000  $19,746     $15,000          ---        ---          ---            $  7,200  (9)
   and Director              1997  $175,000     ---      $ 3,750          ---        ---          ---            $170,197 (10)

Brian A. Robson (4)          1999  $152,487  $12,875       ---            ---      98,125 (8)     ---               ---
  Executive Vice President   1998  $139,907     ---        ---            ---       2,100         ---            $ 21,921 (11)
   CFO and Secretary         1997  $ 56,250     ---        ---            ---      11,025         ---            $ 13,041 (11)

Edward Beeman (5)            1999  $ 79,526     ---        ---            ---        ---          ---            $ 53,548 (12)

(1) As a result of the changes in the Company's management in January 2000, there will be significant differences in the executive compensation for the Company's fiscal year ending March 31, 2000. As described in the Company's Current Report on Form 8-K, dated as of January 25, 2000, Mr. Fiedler was succeeded as Chief Executive Officer by Mr. James R. McCullough.

(2) On November 29, 1996, Mr. Fiedler was appointed Chairman and Chief Executive Officer of the Company. Mr. Fiedler also remained as Chairman and Chief Executive Officer of CTL. Effective as of January 26, 2000, Mr. Fielder resigned as Chief Executive Officer and effective as of February 29, 2000 he resigned as Chairman of the Board and as a director. (See Employment Agreements).

(3) On November 29, 1996, Mr. Latham was appointed President and Chief Operating Officer of the Company. Mr. Latham also remained as President of CTL (See Employment Agreements).

(4) On October 31, 1996, Mr. Robson was appointed Vice President and Controller of the Company. On December 15, 1998, Mr. Robson was appointed Executive Vice President, Chief Financial Officer and Secretary of the Company.

(5) On June 1, 1998, Mr. Beeman was appointed Executive Vice President, Chief Financial Officer and Secretary of the Company. In November 1998, Mr. Beeman's employment with the Company was terminated.

(6)  Compensation for serving on the Board of Directors.

(7) Pursuant to their respective employment agreements, Messrs. Fiedler and Latham are entitled to receive ten year stock options to purchase a total of 450,000 shares of the Company's common stock over a period of five years, to be granted in increments of 90,000 shares annually, at various exercise prices for each 90,000 share increment. As adjusted for the stock dividend, each 90,000 share increment has been adjusted to a 94,500 share increment, and the exercise price of each of the five 94,500 share increments is $3.81, $7.62, $11.43, $15.24 and $19.05, respectively.
     Effective as of January 24, 2000, by action of the Company's Board of Directors, the terms of Messrs. Fiedler's and Latham's employment agreements were modified to provide for immediate acceleration of the award of 283,500 options and repricing of 94,500 options which were awarded on April 1, 1999 at an exercise price of $7.62 per share. All of such options are currently exercisable at an exercise price of $5.00 per share.

(8) Stock options to purchase 13,125 shares of common stock were granted on June 1, 1997 at $2.86 per share; 8,750 of these options are exercisable as of June 1, 1999. Stock options to purchase 13,125 shares of common stock were granted on June 1, 1998 at $3.90 per share; 4,375 of these options are exercisable as of June 1, 1999. Stock options to purchase 85,000 shares of common stock were granted on December 11, 1998 at $6.56 per share, of which 28,333 are currently exercisable and 56,667 are not currently exercisable.

(9)  Represents automobile allowance.

(10) Represents relocation assistance and $98,000 paid to Mr. Latham to cover his loss on a personal residence and related real estate commissions and selling expenses.

(11) Represents relocation assistance paid by the Company.

(12) Represents automobile allowance and relocation assistance paid by the Company.

     The table below provides information regarding stock options granted during the fiscal year ended March 31, 1999 to the Named Executives:

                                         OPTIONS GRANTED IN LAST FISCAL YEAR (1)
                                                 Individual Grants
                     -------------------------------------------------------------------------------------
                                                                                    Potential Realizable
                      Number of                                                    Value at Assumed Annual
                       Shares          % of Total                                    Rate of Stock Price
                     Underlying     Options Granted                                     Appreciation
                       Options        to Employees      Exercise   Expiration        for Option Term (2)
                       Granted       in Fiscal Year      Price        Date              5%       10%
                       -------       --------------     --------   -----------         ---       ----
James J. Fiedler       94,500 (3)        9.3%            $ 3.81     04/01/08        $226,430   $573,819

Daniel W. Latham       94,500 (3)        9.3%            $ 3.81     04/01/08        $226,430   $573,819

Brian A. Robson        13,125 (4)        1.3%            $ 3.90     06/01/03        $ 14,142   $ 31,250

                       85,000 (5)        8.3%            $ 6.56     12/11/03        $154,055   $340,420

(1) As a result of the changes in the Company's management in January 2000, there will be significant differences in the options granted for the Company's fiscal year ending March 31, 2000. As described in the Company's Current Report on Form 8-K, dated as of January 25, 2000, Mr. Fiedler was succeeded as Chief Executive Officer by Mr. James R. McCullough.

(2) The dollar amounts under these columns are the results of calculations at the 5% and 10% rates set by the Securities and Exchange Commission. The potential realizable values are not intended to forecast possible future appreciation, if any, in the market price of the common stock.

(3) Effective as of January 24, 2000, by action of the Company's Board of Directors, the terms of Messrs. Fiedler's and Latham's employment agreements were both modified to provide for immediate acceleration of the award of 283,500 options and the repricing of94,500 of 94,500 options which were originally awarded on April 1, 1999 at an exercise price of $7.62 per share. All of these options are currently exercisable at an exercise price of $5.00 per share. Assuming the $5.00 per share exercise price, the Potential Realizable value at Assumed Annual Rate of Stock Price Appreciation for Option Term would be $1,188,610 and $3,012,173 for 5% and 10%, respectively.

(4) These options vest annually in one-third increments commencing June 1, 1999.

(5) These options vest annually in one-third increments commencing December 11, 1999.

Aggregated Option Exercises During the Fiscal Year
Ended March 31, 1999 and Fiscal Year End Option Values
-------------------------------------------------------

     The table below provides information regarding the value of the in-the-money stock options held by the Named Executives at March 31, 1999. The Named Executives did not exercise any stock options during the fiscal year. As a result of the changes in the Company's management in January 2000, there will be significant differences in the options granted for the Company's fiscal year ending March 31, 2000. As described in the Company's Current Report on Form 8-K, dated as of January 25, 2000, Mr. Fiedler was succeeded as Chief Executive Officer by Mr. James R. McCullough.

                            Number of Unexercised        Value of Unexercised In-the-Money
                          Options at March 31, 1999        Options at March 31, 1999 (1)
                       -----------------------------     ---------------------------------
                       Exercisable     Unexercisable      Exercisable       Unexercisable
                       -----------     -------------      -----------       -------------
James J. Fiedler            ---            94,500              ---            $195,615
Daniel W. Latham            ---            94,500              ---            $195,615
Brian A. Robson            4,375          106,875           $13,212           $ 52,412

(1) Value based on the closing price of $5.88 of the common stock on The Nasdaq National Market on March 31, 1999, less the option exercise price. Does not include, as to Messrs. Fiedler and Latham, an aggregate of 378,000 options each, which vested in January 2000 pursuant to a modification of their respective employment agreements. If such options were added, the value of such unexercisable in-the-money options for Messrs. Fiedler and Latham would increase to $582,255 for each, as the exercise prices of such grants were repriced at $5.00 per share.

Stock Option Plans
------------------------------------
     On December 11, 1986, the Board of Directors adopted the Company's 1986 Non-Qualified Stock Option Plan (the "1986 Plan"). The 1986 Plan, as amended, provides for the grant of options to purchase up to 832,963 shares of Common Stock to executive officers, key officers, employees, directors and consultants of the Company and its subsidiaries. In February 1998, the Board of Directors adopted the Company's Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the grant of options to purchase up to 157,500 shares of Common Stock to non-employee directors of the Company. In March 1996, the Board of Directors adopted the Employees Non-Qualified Stock Option Plan of CTL (the "CTL Plan"). The CTL Plan provides for the grant of options to purchase up to 2,100,000 shares of Common Stock to executive officers, key employees, directors, consultants and advisors of the Company, its affiliates and subsidiaries. On March 8, 2000, the Board of Directors of the Company adopted, and at the Annual Meeting, the stockholders will be asked to approve, the Company's 2000 Equity Incentive Plan (the "Equity Plan"). The Equity Plan provides for the grant of options to purchase up to 4,000,000 shares of Common Stock to directors, officers, key employees and consultants of the Company and its subsidiaries.


     As of May 1, 2000, options to purchase 592,463, 157,500 and 2,100,000 shares of Common Stock have been granted under the 1986 Plan, the Director Plan and the CTL Plan, respectively. As of May 1, 2000, 442,956, 0 and 1,291,160 shares of Common Stock have been issued pursuant to the exercise of options under the 1986 Plan, the Director Plan and the CTL Plan, respectively. As of May 1, 2000, subject to stockholder approval, options to purchase 911,500 shares of Common Stock have been granted. No shares have been issued pursuant to the exercise of options under the Equity Plan. Any unexercised options that expire in accordance with their terms or terminate upon a director's resignation or an employee's ceasing to be employed by the Company, its affiliates or subsidiaries become available again for issuance under the 1986 Plan, the Director Plan, the CTL Plan or the Equity Plan, as the case may be.


     In April 1998, stock options to purchase 10,500 shares of the Company's common stock were granted to each of the non-employee members of the Board of Directors pursuant to the Director Plan. These options have an exercise price of $3.42 per share. In September 1999, stock options to purchase 21,000 shares of the Company's common stock were granted to J. Thomas Markley pursuant to the CTL Plan. These options have an exercise price of $4.40 per share.

     In January 2000, stock options to purchase 750,000 shares of the Company's common stock were granted to James R. McCullough. Of such options, 300,000 vested immediately and the balance vest in three installments of 100,000, 150,000 and 200,000 on January 14, 2001, 2002 and 2003, respectively. These options have an exercise price of $5.00 per share.

     In January 2000, stock options to purchase 50,000 shares of the Company's common stock were granted, subject to stockholder approval, to one of the Company's independent directors, J. Thomas Markley, and to former directors Stephen W. Portner and Jack E. Donnelly, pursuant to the Equity Plan. These options are fully vested and have an exercise price of $5.00 per share. In February 2000, stock options to purchase 50,000 shares of the Company's Common Stock were granted, subject to stockholder approval to one of the Company's independent directors, John M. Eger, pursuant to the Equity Plan. Such options are fully vested and have an exercise price of $5.50 per share.

Employment Agreements
----------------------------------
     On April 1, 1998, the Company entered into employment agreements, expiring on March 31, 2003, with Mr. Fiedler and Mr. Latham (the "Executives"). Pursuant to their employment agreements, the Executives will receive a guaranteed minimum annual salary of $300,000 or an amount based on a percentage of the Company's pre-tax income, whichever is greater, with a maximum salary of $4.5 million. The Executives shall also receive deferred compensation for five years following each Executive's five-year employment term (the "Employment Term") based on a percentage of the Company's pre-tax income during each year of the Employment Term; however, deferred compensation shall not exceed $600,000 per year. The employment agreements also provide that the Executives will not compete with the Company for one year following the termination of their respective employment. By action of the Company's Board of Directors on January 24, 2000, certain terms of the employment agreements were modified to provide for the following: (i) 94,500 unvested options previously awarded to each of the Executives pursuant to the employment agreements were repriced at an exercise price of $5.00 per share and became immediately exercisable, (ii) immediate award of their remaining entitlement of 283,500 options as currently exercisable at $5.00 per share; (iii) medical benefits were extended to June 30, 2006, and
(iv) payment of a cash incentive of $150,000 to each Executive if they remain at the Company through July 24, 2000, or if they are terminated.

     Mr. Fiedler relinquished his duties as Chief Executive Officer of the Company and retired from the Company's Board of Directors, effective as of January 26, 2000 and February 29, 2000, respectively. In accordance with the terms of Mr. Fiedler's employment agreement and the Separation Agreement entered into between the Company and Mr. Fiedler on February 16, 2000, the Company will pay Mr. Fiedler severance payments through March 31, 2003 at his present salary. In addition, in lieu of the $150,000 incentive payment referenced above, the Company will grant to Mr. Fiedler 200,000 immediately vested options to purchase Common Stock at an exercise price of $5.00 per share.

     On January 26, 2000, the Company appointed James R. McCullough as its Chief Executive Officer to succeed Mr. Fiedler. Also on January 26, 2000, the Company entered into an Employment Agreement with Mr. McCullough pursuant to which he will receive a salary of $160,000 per annum and options to purchase up to 750,000 shares of common stock at $5.00 per share, vesting over three years, subject to acceleration if certain common stock price targets are met and sustained.

Compensation of Directors
------------------------------------------
     Directors receive an annual fee of $15,000, paid on a monthly basis. Directors are also reimbursed for travel expenses. In addition, directors receive up to $1,250 per day for each meeting attended (board or committee). Non-employee directors (including retired directors as determined by the Board) receive supplemental medical reimbursement to pay all medical expenses for them and their immediate families (spouses and unemancipated children) up to a limit of $25,000 per year. In addition, effective as of February 2, 2000 and subject to stockholder approval, the Company has granted immediately exercisable options to purchase 50,000 shares of the Common Stock to each of the Company's non-employee directors at an exercise price of $5.00 per share.

Report on Repricing of Options
-----------------------------------------
     The Company did not adjust or amend the exercise price of stock options previously awarded to the Named Executives during the fiscal year ended March 31, 1999, except to reflect the 5% stock dividend issued on November 4, 1998 to stockholders of record as of October 21, 1998. The Company did adjust the exercise price of 189,000 options previously awarded to Messrs. Fiedler and Latham pursuant to their respective employment agreements. The exercise prices of such options were adjusted from $7.62 to $5.00 per share.

Compensation Committee Interlocks and Insider Participation
------------------------------------------------------------
     The Board of Directors does not have a compensation committee because executive compensation decisions are made by the full Board. Recommendations on executive compensation with regard to Messrs. Fiedler and Latham are made by the outside non-employee directors when requested to do so by the full Board. All directors participate in the deliberations.

     From November 1996 until January 26, 2000, when he was succeeded by Mr. McCullough, Mr. Fiedler served as the Company's Chairman and Chief Executive

Officer. Mr. Latham is the Company's President and Chief Operating Officer. Messrs. Fiedler's and Latham's fiscal 1999 compensation and employment contracts are described above.



Performance Graph
--------------------------------

     The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Telecom Index and Standard & Poor's Midcap 400 Stock Index over the same period (assuming the investment of $100 in the Common Stock, the Nasdaq Telecom Index and Standard & Poor's Midcap 400 Stock Index on April 1, 1994, and the reinvestment of all dividends).

                                [OBJECT OMITTED]


                                      COMPARISON OF CUMULATIVE TOTAL RETURNS*
                                 -----------------------------------------------
                                 1994    1995    1996     1997     1998     1999
                                 ----    ----    ----     ----     ----     ----

Coyote Network Systems, Inc.     $100    $ 50    $309     $ 68     $ 47     $ 70

S & P Midcap 400                 $100    $108    $139     $154     $230     $222

Nasdaq Telecom                   $100    $101    $133     $120     $242     $388


*   Total return based on $100 initial investment and reinvestment of dividends.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth certain information as of May 1, 2000 regarding the beneficial ownership of the Company's Common Stock by (a) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) each director and officer of the Company, including Messrs. McCullough, Fiedler, Latham and Robson, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated and subject to community property laws where applicable, the persons named in the table below have sole voting and dispositive power with respect to the shares of Common Stock shown as beneficially owned by them. Information as to Alan J. Andreini and Kiskiminetas Springs School was derived from the Schedules 13D and 13G filed by each such stockholder. Information as to Richard L. Haydon was derived from the Schedule 13D filed by Mr. Haydon on July 28, 1997, as well as information provided to the Company by Mr. Haydon. Information as to JNC Opportunity Fund Ltd. was derived from information provided to the Company by JNC. Except for the percentage of ownership, the information set forth below reflects the information contained in the Schedule 13G and/or 13D as of the date such
Schedule 13G or 13D was filed.

                                                                     Percent of
      Name and Address                          Number of Shares     Outstanding
     of Beneficial Owner                       Beneficially Owned      Shares
     -------------------                       ------------------    -----------

    James R. McCullough (1)...........................300,500 (2)          1.7%
    James J. Fiedler (1)............................1,020,288 (3)          5.7%
    Daniel W. Latham (1)..............................610,313 (4)          3.4%
    J. Thomas Markley (1)..............................60,000 (5)             *
    John M. Eger (1)...................................50,000 (6)             *
    Brian A. Robson (1)................................41,459 (7)             *
    Alan J. Andreini (8)............................1,454,145 (9)          8.7%
    Richard L. Haydon (10)..........................1,558,400 (11)         8.6%
    Kiskiminetas Springs School (12)..................969,710 (13)         5.6%
    Omega Capital Advisers (14).....................2,052,632 (15)        11.8%
    All directors and executive officers of the
    Company as a group (6 persons)..................1,062,272 (2)(3)       5.8%
                                                        (4)(5)(6)(7)(16)

        *   Less than 1%

(1) The address of the stockholder is: c/o Coyote Network Systems, Inc., 4360 Park Terrace Drive, Westlake Village, CA 91361.

(2) Includes 300,000 shares of Common Stock issuable upon the exercise of stock options which are currently exercisable at $5.00 per share. Does not include 450,000 share of Common Stock issuable at $5.00 per share upon the exercise of options which vest over a period of three years, subject to acceleration if certain Common Stock price targets are met and sustained. In addition, does not include 2,000,000 shares of Common Stock held by KRJ, LLC, an entity in which the stockholder owns a one-third equity interest.

(3) Includes 472,500 shares of Common Stock issuable upon exercise of stock options which are currently exercisable, subject to, in the case of options to purchase 378,000 shares, stockholder approval. Also includes 108,675 shares of Common Stock issuable upon exercise of warrants which are currently exercisable. Includes 192,938 shares of Common Stock received by the stockholder upon conversion of Class B Units of Coyote Technologies, LLC ("CTL") on June 24, 1999 and 75,075 shares received by the stockholder upon exercise of warrants on September 8, 1999.

(4) Includes 472,500 shares of Common Stock issuable upon exercise of stock options which are currently exercisable, subject to, in the case of options to purchase 378,000 shares, stockholder approval. Includes 137,813 shares of Common Stock received by the stockholder upon conversion of Class B Units of CTL on July 7, 1999 and September 2, 1999.

(5) Includes 60,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable, subject to, in the case of options to purchase 50,000 shares, stockholder approval.

(6) Includes 50,000 shares of Common Stock issuable upon exercise of stock options which are currently exercisable, subject to, in the case of all such options, stockholder approval.

(7) Includes 41,459 shares of Common Stock issuable upon exercise of stock options which are currently exercisable. Does not include 69,792 shares issuable upon exercise of stock options not currently exercisable.

(8)  The address of Alan J. Andreini is: 395 Hudson Street, New York, NY 10014.

(9) Includes 1,101,010 shares of Common Stock held by Mr. Andreini for his own account. Includes 145,700 shares held in the account of Kiskiminetas Springs School (the "School"), 24,950 shares held in the account of John D. Andreini (who is deceased) and Blanche M. Andreini (the "Parents"), 95,650 shares held in the account of The Andreini Foundation (the "Foundation") and 2,625 shares held for the benefit of Alan J. Andreini, Jr. (the "Son"), of which Mr. Andreini may be deemed to be the beneficial owner. Mr. Andreini disclaims beneficial ownership of all shares of Common Stock except those shares held by him for his own account. Mr. Andreini has sole voting and dispositive power over 1,199,285 shares of Common Stock (includes 101,010 shares held by Mr. Andreini for his own account, 95,650 shares held in the account of the Foundation and 2,625 shares held in the account of the Son). Mr. Andreini has shared voting and dispositive power over 70,650 shares of Common Stock (includes 145,700 shares held in the account of the School and 24,950 shares held in the account of the Parents).

(10) The address of Richard L. Haydon is: 1114 Avenue of the Americas, New York, NY 10036.

(11) Includes 872,150 shares of Common Stock held in various managed discretionary accounts of which Mr. Haydon may be deemed to be the beneficial owner. Includes 686,250 shares of Common Stock issuable upon exercise of warrants which are currently exercisable, held by various discretionary accounts, of which Mr. Haydon may be deemed to be the beneficial owner. Based upon information supplied by this stockholder (in addition to the information derived from Mr. Haydon's Schedule 13D, filed on July 28, 1997), Mr. Haydon has sole voting and dispositive power over 1,558,400 shares of Common Stock.

(12) The address of Kiskiminetas Springs School is: 1888 Brett Lane, Saltsburg, PA 15681.

(13) According to the Schedule 13D filed on February 10, 2000, by Kiskiminetas Spring School, the School beneficially owns 969,710 shares of Common Stock.

(14) The address of Omega Capital Advisers is 88 Pine Street, 31st Floor, New York, New York 10005.

(15) Includes 1,052,632 shares of Common Stock purchased by the Stockholder in a private placement in January 2000.

(16) Includes 1,396,459 shares of Common Stock issuable upon exercise of stock options and 108,675 shares of Common Stock issuable upon exercise of warrants which are currently exercisable. Of such shares, 856,000 are subject to stockholder approval. Does not include 519,792 shares of Common Stock issuable upon exercise of stock options not currently exercisable. Of such shares, none are subject to stockholder approval.

Certain Relationships and Related Transactions
-----------------------------------------------
     In January 1998, the Board of Directors of the Company approved an interest-free loan to Daniel W. Latham for a maximum amount of $500,000 to be used solely for the purpose of providing partial down payments on his purchase of a residence in California. The funding is to be secured by the residential property and is for a five-year term unless specifically extended by the Board of Directors. Earlier repayment of the loan will be demanded in the event of either (1) sale or refinancing of the property; (2) termination of Mr. Latham's employment by the Company either voluntarily or for cause; or (3) sale by Mr. Latham of all, or substantially all, of his stock in the Company. As of March 31, 1999, $421,000 was funded to Mr. Latham under this agreement. In October 1998, the Company amended the terms of the loan, and in agreement with Mr. Latham established an annual interest rate of 6.5% to be applied to the loan and which is payable at the completion of the term.

     Comdisco, Inc., a technology services and finance company, was the beneficial owner of approximately 6% of our common stock including 515,400 shares purchased by Comdisco on the open market and 192,990 warrants issued in connection with lease financing provided by Comdisco to our end-user customers. During fiscal 1998 and fiscal 1999, Comdisco has provided lease financing in a total amount of $24.0 million to four of the Company's customers. In August 1999, Comdisco filed a Schedule 13G disclosing that its beneficial ownership as of August 23, 1999 consisted solely of the 192,990 warrants and that Comdisco had ceased to be a beneficial owner of more than 5% of our common stock.

     Since August 1999, the Company has completed and received funding under a series of two demand loans. The first loan for a total amount of $600,000 was provided to the Company by Mr. Fiedler in the amount of $175,000, by Mr. Latham in the amount of $75,000 and by Mr. Alan J. Andreini, an affiliate shareholder of the Company, in the amount of $350,000. This loan bears interest at bank's prime rate plus 1% per year, is repayable on demand and is secured against the Company's investment in Systeam, S.p.A. This loan of $600,000 was repaid in full in February 2000.

     The second loan for a total amount of $1,225,000 was provided to the Company by Mr. Richard L. Haydon, an affiliate shareholder of the Company, in the amount of $500,000, by Mr. Alan J. Andreini in the amount of $225,000 and by three non-affiliate shareholders in a combined total amount of $500,000. This loan bears interest at the rate of 17.5% per year and is repayable, on demand by the lenders, no earlier than March 31, 2000. The maximum term of the loan is three years to November 2002. This loan is secured by shares of the common stock of INET Interactive Network System, Inc., a wholly owned subsidiary of the Company. Under the terms of this loan, the lenders have been granted, pro-rata, a combined total of 73,500 three-year warrants to purchase shares of common stock of the Company at an exercise price of $4.50 per share. The warrants will result in a non-cash interest expense charge of $0.3 million to be recognized over the term of the debt.

     Of the above funding, $475,000 was received by the Company during to the quarter ended September 30, 1999 and $1,350,000 was received by the Company during October and November 1999.

     On January 25, 2000, the Company entered into a Financial Services Agreement with First Venture Leasing, LLC ("First Venture"), pursuant to which an limited liability company ("Venture LLC") was formed by First Venture to offer certain leasing and credit packages to the Company's customers. First Venture is an entity in which Mr. McCullough, the Company's current Chief Executive Officer, had a 25% equity interest, which he relinquished effective upon his election to the Company's Board of Directors on February 2, 2000. The terms of the agreement with First Venture were the result of an arms' length negotiation in which Mr. McCullough did not participate.

     Also on January 25, 2000, the Company entered into a Remarketing Agreement and two separate License Agreements with Venture LLC, pursuant to which Venture LLC will act as the Company's agent in remarketing equipment leased to third parties upon the termination of such leases and shall have the right to use certain trademarks, service marks, trade names and other designations in connection with the services to be provided by Venture LLC.

     In addition, on January 26, 2000, the Company entered into a Consulting Agreement with KRJ, LLC ("KRJ"), pursuant to which KRJ will provide assistance in identifying strategic partners and business opportunities, making introductions to IP Telephony customers, introducing new management, restructuring vendor finance programs, investor relations, and identifying credit facilities. Mr. McCullough has an approximately one-third interest in KRJ and the balance of KRJ is owned by affiliates of First Venture. The terms of the Consulting Agreement were the result of an arms' length negotiation in which Mr. McCullough did not participate.

Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that transactions that should have been reported on Forms 5 for the fiscal years ended March 31, 1997 and/or March 31, 1998 were reported on Forms 5 for the fiscal year ended March 31, 1999 for each of Stephen W. Portner, Sydney
B. Lilly, Jack E. Donnelly, Brian A. Robson and James J. Fiedler, and transactions that should have been reported on Forms 3 and 4 during the fiscal years ended March 31, 1997 and March 31, 1998 for Alan J. Andreini were reported on Form 5 for the fiscal year ended March 31, 1999. In addition, the Form 3 that should have been filed by Alan J. Andreini during the fiscal year ended March 31, 1997 was filed on April 5, 1999.

                              PROPOSALS FOR VOTING

PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors has nominated Daniel W. Latham for election as a director of the Company to serve until his term expires in 2002, or in any event, until his successor has been elected and has qualified.

Vote Required

     The approval of a plurality of the shares present in person or represented by proxy, assuming a quorum at the Annual Meeting, is required for election of the nominee as a director. See "Voting Securities; Proxies," above.

       ===================================================================
        The Board of Directors recommends you vote "FOR" the election of the nominee to the Board of Directors of the Company.
       ===================================================================


PROPOSAL 2:  APPROVAL OF AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
             INCORPORATION TO INCREASE THE AUTHORIZED SHARE CAPITAL

     The Board of Directors has determined that it would be advisable to amend Article IV of the Company's Restated Certificate of Incorporation to increase the authorized capital stock of the Company such that the aggregate number of shares which the Company shall have the authority to issue shall be increased from 35,000,000 to 50,000,000, 80,000,000, of which 5,000,000
10,000,000 shares shall be designated "Preferred Stock" and 45,000,000 70,000,000 shares shall be designated "Common Stock".

     The Board of Directors has unanimously adopted and declared it advisable and unanimously recommends to the Company's stockholders that Article IV of the Company's Restated Certificate of Incorporation be amended as described. A copy of Article IV of the Company's Restated Certificate of Incorporation, as proposed to be amended by the resolution adopted by the Board of Directors, is attached as Annex A.

            INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

General

     The Board of Directors has approved, subject to stockholder approval at the 1999 Annual Meeting, an increase in the number of authorized shares of Common Stock from 30,000,000 to 70,000,000 and in the number of authorized shares of Preferred Stock from 5,000,000 to 10,000,000. The Company's Certificate of Incorporation currently authorizes the issuance of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of May 1, 2000, the record date for the Annual Meeting (the "Record Date"), (i) 17,418,001 shares of Common Stock were outstanding (exclusive of 708,692 shares held by the Company as treasury stock), (ii) 1,115,847 shares reserved for issuance under the Company's stock option plans, (iii) 11,466,155 shares reserved for issuance in relation to outstanding options and warrants, of which 4,231,020 shares are contingent upon stockholder approval of this Proposal 2, (iv) 206,666 shares reserved for issuance upon conversion of 124 shares of Series A Convertible Preferred Stock, and (v) 3,157,895 shares reserved for issuance upon conversion of 3,157,895 shares of Series B Convertible Preferred Stock. Accordingly, the Company does not have any authorized shares of Common Stock unissued and not reserved for future issuance.


     The Board of Directors considers the proposed authorization of an additional 40,000,000 shares of Common Stock desirable because it would provide the Company with the ability to take advantage of future opportunities for the issuance of equity in connection with financings, possible future acquisitions, other programs to facilitate expansion and growth and for other general corporate purposes, including stock dividends, stock splits and employee benefit plans, without the delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance. Such additional shares could also be issued in a public offering or privately placed in order to raise capital for various purposes. Authorized but unissued shares may be issued at such time or times, to such person or persons and for such consideration as the Board of Directors determines to be in the best interests of the Company, without further authorization from the stockholders except as may be required by the rules of Nasdaq or any stock exchange on which the Common Stock is then listed. The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing shares. Any new shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding, and would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate. Depending on the circumstances, issuance of additional shares of Common Stock could affect the existing holders of shares by diluting the voting power of the outstanding shares. The stockholders do not have pre-emptive rights to purchase additional shares of Common Stock nor will they as a result of this proposal.

Board of Directors Reservation of Rights

     If the amendment proposed in this Proposal 2 to amend the Company's Restated Certificate of Incorporation is approved by the stockholders, such amendment will become effective upon the filing of a Certificate of Amendment of the Restated Certificate of Incorporation of the Company, with the Secretary of State of the State of Delaware. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the amendment, if at any time prior to filing a Certificate of Amendment with the Secretary of State of the State of Delaware the Board of Directors, in its sole discretion, determines that the amendment is no longer in the best interests of the Company and its stockholders. In addition, the Board of Directors reserves the right to delay filing the Certificate of Amendment for up to twelve months following stockholder approval of the mendment at the Annual Meeting. However, at the present time, the Board of Directors intends to proceed with the amendment as presented herein without delay.

     In addition to the options and warrants that have been issued subject to stockholder approval, the Company has agreed to acquire Group Long Distance through the issuance of 700,000 shares of Common Stock. This amount may be increased up to maximum amount of 910,000 shares dependent upon the price of the Common Stock on the closing date.

Vote Required

     An affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to adopt Proposal 2. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of Proposal 2 to amend Article IV of the Certificate of Incorporation unless otherwise indicated thereon.

     ======================================================================
      The Board of Directors recommends you vote "FOR" the approval of the amendment to the Certificate of Incorporation, which is
              designated as Proposal 2 on the enclosed proxy card.
     ======================================================================

PROPOSAL 3: APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN AND RATIFICATION OF
            OPTIONS GRANTED TO DIRECTORS AND OFFICERS

     The Equity Plan was approved by the Board of Directors of the Company in March 2000 and the stockholders of the Company will be asked to approve the Equity Plan at the Annual Meeting. A description of the Equity
Plan, which is attached hereto as Annex A, appears below.

     The Board of Directors recommends that the stockholders approve the adoption of the Equity Plan pursuant to which 4,000,000 shares of Common Stock will be authorized for issuance thereunder. As of May 1, 2000, options to purchase an aggregate of 911,500 shares of Common Stock were granted, subject to stockholder approval, under the Equity Plan.

Description of Equity Plan

     The Equity Plan is designed to encourage selected individuals to acquire or increase proprietary interests in the Company, thereby promoting a closer identity of interest between such individuals and our stockholders. All employees and directors of, and consultants to, the Company and its affiliates may be selected by the Board of Directors to become participants in the Equity Plan (each, a "Participant").

     The Equity Plan provides that 4,000,000 of the authorized shares of the Common Stock are available for issuance as awards under the Equity Plan. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options. The Equity Plan is administered by the Board of Directors, which determines, among other things, those individuals who receive options or awards, the time period during which the options may be partially or fully exercised, the terms of the restrictions, if any, on awards, the number of shares of Common Stock issued as an award or issuable upon the exercise of each option and the option exercise price and the award purchase and repurchase price. In the event that an award of a stock option expires or is not exercised or any other award is forfeited, the shares of Common Stock allocated to such award are again available for grant under the Equity Plan. The Equity Plan may also be administered by a committee appointed by the Board of Directors, but there is no such committee at this time.

     The term of each award of a stock option shall be determined by the Board of Directors. However, the term of any incentive stock options or stock appreciation rights may not exceed a period of ten years from the date of grant.

     Unless otherwise determined by the Board of Directors, an award shall not be transferable or assignable by a Participant otherwise than by will or by the laws of descent and distribution. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. In the event of termination of employment other than by death or disability, the Participant will have no more than three months after such termination during which the Participant shall be entitled to exercise the option, unless otherwise determined by the Board of Directors.

     The Equity Plan provides that the Board of Directors may specify performance targets in connection with awards of stock options. Such performance targets would be with respect to the following criteria: (i) annual earnings before payment of taxes and interest: (ii) annual earnings per share; and/or
(iii) annual return on common equity. These performance targets further ensure that the incentive goals are aligned with shareholder interests.

     The Board of Directors may award a stock option in the form of an "incentive" stock option (as defined in Section 422 of the Code) or a non-qualified stock option. Such awards expire no more than ten years after the date they are granted. The exercise price, per share of Common Stock, which may be purchased pursuant to an option, is determined by the Board of Directors, but, with respect to incentive stock options, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price is payable, as a Participant may elect, in cash, by tendering shares of already owned Common Stock (which shares have been held by the Participant for no less than six months, or any combination thereof or by delivery of irrevocable instruments to a broker to deliver to us.

     The Board of Directors may award a stock appreciation right, the amount of which shall equal the excess of the fair market value of one share of Common Stock on the date of exercise of the award (or, if the Board of Directors shall so determine in the case of any such right other than one related to an incentive stock option, the fair market value of one share of Common Stock on the date of exercise), over the grant price of the stock appreciation right, determined by the Board of Directors as of the date of grant, which shall not be less than the fair market value of one share of Common Stock on the date of grant. The Board of Directors may, in its sole discretion, determine the manner of exercise of a stock appreciation right, which may include a limited stock appreciation right that may only be exercised upon the occurrence of a change in control, as defined in the Equity Plan. No stock appreciation right shall have a term longer than ten years from the date of grant, or otherwise be inconsistent with the requirements for incentive stock options under section 422 of the Code.

     The Board of Directors may award shares of Common Stock that are subject to restrictions on transferability and other restrictions, which restrictions may lapse separately or in combination at such times, under such circumstances and in such installments, as the Board of Directors may determine. Upon the termination of employment or service of the Participant (as determined under criteria established by the Board of Directors), restricted stock shall be forfeited and reacquired by the Company. A holder of an award of restricted stock shall have the same rights of any other holder of Common Stock, including the right to vote and receive dividends thereon.

     The Board of Directors may award to the Participant the right to receive, upon the expiration of a deferral period specified by the Board of Directors, an award of Common Stock. This deferred stock may be subject to such restrictions as the Board of Directors may impose, including which restrictions may lapse upon expiration of the deferral period or at earlier times, separately or in combination, in installments, or otherwise. Upon the termination of employment or service of the Participant (as determined under criteria established by the Board of Directors), such deferred stock shall be forfeited and reacquired by the Company. The Board of Directors may also permit the Participant to elect to defer receipt of any other Common Stock vested in the Participant, to be acquired by the Participant under the Equity Plan or otherwise. This deferred stock shall be forfeited, upon the Participant's termination of employment or service within three years of the date the award is granted, unless excepted by the Board of Directors as provided in the Equity Plan.

     The Board of Directors may grant Common Stock as a bonus, or grant Common Stock or other awards in lieu of the Company's obligations to pay cash under other plans or compensatory arrangements, provided that such grant complies with all applicable securities law. Such grants shall be subject to such terms as the Board of Directors shall determine. The Board of Directors may also grant the right to receive cash, Common Stock, or other awards to the Participant that is equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payment. The Board of Directors may provide that the dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, awards or other investment vehicles as the Board of Directors may specify.

     The Board of Directors may grant other types of awards of Common Stock, or awards based in whole or in part by reference to the fair market value of the Common Stock. Such other stock-based awards shall be in such form, and dependent on such conditions, as the Board of Directors shall determine (including, without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives). Other stock-based awards may be granted alone or in addition to any other awards granted under the Equity Plan. The Board of Directors shall determine whether other stock-based awards shall be settled in cash, Common Stock or any combination thereof.

     Unless otherwise provided by the Board of Directors in an award agreement, all conditions and/or restrictions relating to the continued performance of services and or achievement of performance objectives with respect to the exercisability or full enjoyment of an award shall immediately lapse upon a change in control, as such term is defined in the Equity Plan. In the event of any change in the outstanding shares by reason of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or any other corporate exchange, combination or transaction, or any distribution to shareholders of shares other than regular cash dividends, the Board of Directors may make an equitable adjustment in (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the Equity Plan or pursuant to outstanding awards, (ii) the option exercise price and/or (iii) any other affected terms of such awards. In addition, except as otherwise provided in an award agreement, in the event of a "change in control" (as defined in the Equity Plan attached hereto), the Board of Directors in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any award (including, without limitation, (i) the acceleration of an award, (ii) the payment of an amount, made in cash or stock, in exchange for the cancellation of an award, (iii) the termination of an award after a Participant has been afforded a certain period of time to exercise such award following the change in control, and/or (iv) the requiring of the issuance of substitute awards that will substantially preserve the value, rights and benefits of any affected awards previously granted hereunder) as of the date of the consummation of the change in control.

     The Board of Directors may amend, alter or discontinue the Equity Plan at any time, without shareholder approval, unless stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Board of Directors may not amend the Equity Plan in such a manner that would impair the rights or obligations under any award previously granted to any Participant without such Participant's approval.

     It is estimated that approximately 130 individuals are currently eligible to participate in the Equity Plan. As of May 1, 2000, 6 individuals held options granted (subject to stockholder approval) under the Equity Plan.

Registration of Shares Issued Under the Equity Plan

     The Company intends that the shares to be reserved for and issued under the Equity Plan, for which approval is now sought, will be registered under the Securities Act of 1933. Such registration, if completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the Equity Plan.

New Plan Benefits - Equity Plan

     The Company has granted an aggregate of 911,500 options to purchase shares of Common Stock under the Equity Plan, all of which are subject to stockholder approval and consist of the following: (i) options to purchase 378,000 shares of Common Stock at an exercise price of $5.00 per share granted to Mr. Fiedler, the Company's former Chairman and Chief Executive Officer, (ii) options to purchase 378,000 shares of Common Stock at an exercise price of $5.00 per share granted to Mr. Latham, the Company's President and Chief Operating Officer, and (iii) options to purchase 155,500 shares of Common Stock at an exercise price of either $5.00 or $5.50 per share granted to current directors who are not executive officers. In each case, the exercise price of such options is greater than or equal to the market value of the Company's Common Stock as of the date of grant. Also, in each case, the options are all fully vested and expire 10 years from the date of grant for Messrs. Fiedler and Latham, and 5 years from the date of grant for Messrs. Markley and Eger. The Company does not currently know nor is it determinable the number of options or awards that the Company will grant under the Equity Plan to any of the aforementioned persons.

                                New Plan Benefits

                                   Equity Plan

         The following information reflects options which have been granted under the Equity Plan, subject to stockholder approval, to certain officers, directors and employees of the Company:

                                                                  Number of
                                                               Shares Underlying
              Name and Position                                     Options
              -----------------                                -----------------

James R. McCullough                                                   ---
   Chief Executive Officer and Director

James J. Fiedler                                                    378,000
   Former Chairman of the Board & Chief Executive Officer

Daniel W. Latham                                                    378,000
   President, Chief Operating Officer and Director

Brian A. Robson                                                       ---
   Executive Vice President, Chief Financial Officer & Secretary

Executive officers as a group                                       378,000

Non-executive-directors as a group                                  155,500

Non-executive employees as a group                                    ---


  Certain Federal Income Tax Consequences of the Equity Plan Under Current Law

Non-qualified options

     Following are the federal income tax consequences applicable to an Option Holder who holds non-qualified options, i.e., options that are not incentive stock options as defined in section 422 of the Code (an "NQO Holder").

     An NQO Holder will recognize no taxable income at the time an option is granted or vests.

     The NQO Holder will be required to include in gross income in the year of exercise of a non-qualified stock option the difference between the fair market value of the shares transferred on the exercise date and the option price. The amount so included will be treated as compensation, which is ordinary income.

     On the sale or disposition of the shares received upon exercise, the NQO Holder will recognize capital gain equal to the excess, if any, of the amount realized upon the disposition of the shares over the fair market value of such shares on the date of exercise. This will be long-term capital gain if the disposition is made more than one year after the option is exercised. The Company will be required to collect withholding taxes with respect to the income recognized by the NQO Holder upon exercise.

     The Company will also be entitled to a federal income tax deduction at the same time and in the same amount as the NQO Holder is required to include as compensation income in connection with the exercise of a non-qualified stock option. However, the Company may not be able to deduct compensation to certain employees to the extent such employees' compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and any other officer whose compensation is required to be disclosed under the Securities Act of 1934 by reason of being among the four other highest compensated officers of the Company for that tax year.

Incentive stock options

     Following are the federal income tax consequences applicable to an Option Holder who holds incentive stock options as defined in Section 422 of the Code (an "ISO Holder").

     An ISO Holder will recognize no taxable income at the time an incentive stock option is granted, vests or is exercised. However, the excess, if any, of the fair market value of the acquired shares over the option price will be an item of tax preference for purposes of computing the ISO Holder's alternative minimum tax.

     If the ISO Holder disposes of the shares acquired upon exercise within two years after the date of grant of the incentive stock option or within one year after receiving those shares (a "Disqualifying Disposition"), the ISO Holder will realize (i) ordinary income equal to the lesser of (a) the excess, if any, of the fair market value of the acquired shares on the date of exercise over the option price thereof, or (b) if the Disqualifying Disposition is a sale or exchange in which a loss (if sustained) would be recognized, the excess, if any, of the selling price over the ISO Holder's adjusted basis in such shares, and
(ii) capital gain equal to the excess, if any, of the amount realized on the Disqualifying Disposition over the fair market value of such shares on the date of exercise. The capital gain described in part (ii) of the previous sentence will be long-term capital gain if the Disqualifying Disposition is made more than one year after the ISO Holder exercises the incentive stock option (but is nevertheless a Disqualifying Disposition because it occurs within two years after the date of grant). The Company will be required to collect withholding taxes with respect to the income recognized by the ISO Holder described in part
(i) above.

     Upon a Disqualifying Disposition, the Company will be entitled to a federal income tax deduction at the same time and in the same amount as the ISO Holder is required to include as compensation income in connection with the exercise of a non-qualified stock option. If the ISO Holder does not dispose of the acquired shares in a Disqualifying Disposition, the Company will have no withholding obligations and will not be entitled to a federal tax deduction. For a certain other limitations on the Company's deductions, see the disclosure above with respect to non-qualified options.

     If the ISO Holder does not dispose of the acquired shares in a Disqualifying Disposition, then any gain or loss on a subsequent disposition of such shares will be treated as long-term capital gain or loss. Such gain or loss will be the difference between the amount realized on disposition and the option price.

Vote Required

     An affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting is required to adopt Proposal 3. Proxies solicited by the Board of Directors will be voted in favor of the adoption of Proposal 3 to (i) adopt the Equity Plan and (ii) ratify the options granted under the Equity Plan to certain directors and officers unless otherwise indicated thereon.

        ===============================================================
         The Board of Directors recommends you vote "FOR" the adoption of the Company's Equity Plan, which is designated as
                     Proposal 3 on the enclosed proxy card.
        ===============================================================

PROPOSAL 4:  APPROVAL  OF  AMENDMENT  TO  THE  COMPANY'S   RESTATED
             CERTIFICATE  OF  INCORPORATION  CHANGING  THE  NAME OF THE
             COMPANY TO QUENTRA NETWORKS, INC.

     The Company is asking the stockholders to vote on a proposal to amend
Article I of the Company's Restated Certificate of Incorporation (the "Certificate") in order to change the name of the Company to Quentra Networks, Inc. The Board of Directors unanimously approved such an amendment to the Certificate on March 15, 2000. If the corporate name change is approved by the stockholders, it is anticipated that the Company's Common Stock will be traded under the symbol "____." The Company desires to change the name of the Company from Coyote Network Systems, Inc. to Quentra Networks, Inc. in order to better align the Company's name with the marketplace for its products and services.

     Upon consummation of the proposed name change it will not be necessary to surrender stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the name, Quentra Networks, Inc., will be issued. If there exists any circumstance which would make consummation of the name change inadvisable in the judgment of the Board of Directors, the proposal to amend the Certificate may be terminated by the Board of Directors either before or after approval of the name change by the stockholders.

Vote Required

     The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to adopt Proposal 4, changing the name of the Company to Quentra Networks, Inc. Accordingly, abstentions and broker non-votes could have a significant effect on the outcome of this proposal. Proxies solicited by the Board of Directors will be voted in favor of the adoption of Proposal 4 to amend Article I of the Restated Certificate of Incorporation unless otherwise indicated thereon.

    ========================================================================
      The Board of Directors recommends you vote "FOR" the approval of the amendment to the Certificate of Incorporation, which is designated as
                     Proposal 4 on the enclosed proxy card.
    ========================================================================

PROPOSAL 5:   RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Arthur Andersen, LLP has served as independent accountants for the Company since fiscal year 1998.

     The Board of Directors of the Company has appointed Arthur Andersen, LLP as the Company's independent accountants for fiscal year 2000 and to render other professional services as required.

     The appointment of Arthur Andersen, LLP is being submitted to stockholders for ratification.

     Representatives of Arthur Andersen, LLP will be present at the Annual Meeting.

Change in Accountants

     On October 15, 1997, after completion of the March 31, 1997 fiscal year audit, Price Waterhouse LLP ("Price Waterhouse"), the Company's former independent accountants, in a letter addressed to the Company's Chairman and CEO (with a copy to the Chief Accountant at the SEC), confirmed that the client - auditor relationship between Coyote Network Systems, Inc. (formerly The Diana Corporation) and Price Waterhouse had ceased upon the resignation of Price Waterhouse. During the third quarter of fiscal 1997, ending on January 4, 1997, the Company announced a restructuring plan to concentrate its resources on one line of business (communication switching) via its holdings in Coyote Technologies, LLC (formerly Sattel Communications LLC; "Sattel"), and, from an accounting standpoint, to discontinue and divest its other holdings. The Company sold its largest subsidiary, Atlanta Provision Company, Inc., in February 1997. The Company moved its headquarters from Milwaukee, Wisconsin to Calabasas, California and the former Sattel management took over management of the Company. The change in the Company's focus, size of annual revenues (from over $200,000,000 to approximately $10,000,000), as well as the change in management and location, led to the cessation of our client - auditor relationship with Price Waterhouse.

     The reports of Price Waterhouse on the financial statements for the two fiscal years prior to its resignation contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as to the uncertainties noted in the Report of Independent Accountants filed with the Company's Form 10-K on September 22, 1997. The uncertainties noted therein relate to the Company's liquidity and viability, and class action litigation and other potential claims by investors.

     Price Waterhouse did not involve the Company's audit committee in its decision to end the client - auditor relationship.

     Except as mentioned below, in connection with its audits for the fiscal years 1996 and 1997, and through October 15, 1997, there have been no disagreements with Price Waterhouse with regard to accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have been referenced in Price Waterhouse's reports on the Company's financial statements for the fiscal years 1996 and 1997 if not resolved to the satisfaction of Price Waterhouse.

     During the audit of the Company's financial statements for the fiscal year 1997, a difference of opinion arose with regard to the procedures necessary for the audit of sales transactions with certain customers, including Concentric Network Corporation. The difference of opinion related to the timing and manner of additional direct contact by Price Waterhouse (in addition to written receivable confirmation requests) with the Company's customers and management's related concerns regarding pending legal proceedings involving customers and/the or potential adverse effect of such contacts by Price Waterhouse on the Company's customer relationships. After further discussion, the manner of the customer contact was mutually agreed upon and the initial disagreement thus promptly (within 1 day) resolved. No accounting disagreements arose in connection with these sales. The Audit Committee discussed the subject matter of this disagreement with Price Waterhouse. The Company has authorized Price Waterhouse to respond fully to the inquiries of its successor auditors concerning the subject matter of this disagreement.

     During the fiscal years 1996 and 1997 and through October 15, 1997, the Company's management believes that there have been no reportable events (as defined in Regulations S-K Item 304 (a)(1)(v) ) except as follows:

(1) During the year-end audit of the accounts for fiscal 1997, the following weaknesses in internal control were identified:

     (1.1) Errors, including instances of failure to properly consider, with respect to the Company's policy, the effect of non-standard contract provisions on revenue recognition.

     (1.2) Need for a more structured approach by which to thoroughly complete and document a review of relevant terms and conditions for all contracts consistent with the Company's revenue recognition policy/procedure and required revenue recognition criteria.

     Upon further review by the Company, it was determined that certain sales transactions at the Company's Sattel operation were not consistent with the Sattel policy and procedure and the criteria required to support revenue recognition in accordance with generally accepted accounting principles. These errors resulted in revisions to previously reported unaudited financial information with respect to the second and third quarters of fiscal year 1997. These revisions, which were included and reported in Note 16 Quarterly Results of Operations (Unaudited) of Form 10-K filed for the fiscal year 1997, were as follows:
                                      FISCAL YEAR ENDED MARCH 31, 1997
                                  (In Thousands, Except Per Share Amounts)
                                               12 Weeks Ended
                              --------------------------------------------------
                                October 12, 1996              January 4, 1997
                              ---------------------       ----------------------
                              Originally                  Originally
                               Reported     Revised        Reported     Revised
                               --------    --------       ----------    --------
  Net Sales                    $ 4,046     $ 3,666         $ 4,337      $ 2,552
  Gross profit (loss)            3,034       2,775           3,057        1,842
  Net loss                      (4,598)     (4,737)         (4,001)      (5,936)
  Net loss per common share       (.87)       (.90)           (.76)       (1.12)

  The per share amounts presented above do not reflect the Company's November 4, 1998 stock dividend.

(2) In addition to the matter reported in (v)(1) above, it was also noted that internal control weaknesses existed, which did not result in revisions to previously reported financial information, relative to insufficient identification and control surrounding Sattel's maintenance of detailed historical cost and accumulated depreciation information by individual asset, and that the timeliness and quality of account reconciliations and supporting analysis requires improvement in order to ensure that procedures are in place to support expected increases in transaction volumes anticipated by the Company.

     The following actions are being taken by the Company's management to correct the identified weaknesses:

     - Strengthening of the Company's financial organization to increase the number of personnel qualified to address revenue recognition issues and to improve the timeliness and quality of account reconciliations and analysis.

     - Implementation of a more timely and diligent review and resolution by management of all non-standard contract terms and conditions.

     - Development and implementation of a comprehensive system to identify and properly address relevant revenue recognition considerations.

     - Implementation of an enhanced fixed assets accounting and control system.

     The Company engaged Arthur Andersen LLP as its new independent accountants as of December 9, 1997. During the two most recent fiscal years prior to fiscal year 1998 and through December 9, 1997, neither the Company, nor anyone on the Company's behalf, consulted with Arthur Andersen LLP regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any matter that was either the subject matter of a disagreement or a reportable event.

Vote Required

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's independent auditors for ratification by the stockholders at the Annual Meeting to ascertain the views of the stockholders regarding such election. The affirmative vote of a majority of the shares of the Company's voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote with respect thereto is required to ratify the appointment of public accountants. Whether the proposal is approved or defeated, the Board of Directors may reconsider its selection.


  =============================================================================
   The Board of Directors recommends you vote "FOR" the ratification of Arthur Andersen LLP as independent auditors and public accountants of the Company, which is designated as Proposal 5 on the enclosed proxy card.
  =============================================================================

                                  ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended March 31, 1999 is being mailed to stockholders with this proxy statement.

THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, COYOTE NETWORK SYSTEMS, INC., 4360 PARK TERRACE DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91361.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's offices at 4360 Park Terrace Drive, Westlake Village, California 91361, no later than 120 days prior to the Company's next Annual Meeting, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

                                     ANNEX A

                          COYOTE NETWORK SYSTEMS, INC.

                           2000 EQUITY INCENTIVE PLAN

     1. PURPOSE. The purpose of this 2000 Equity Incentive Plan (the "Plan") of Coyote Network Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its shareholders by providing a means to attract, retain, and reward directors, officers and other key employees and consultants of the Company and its subsidiaries (including consultants providing services of substantial value) and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's shareholders.

     2. DEFINITIONS. The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Other Stock-Based Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

          (a) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

          (b) "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act.

          (c) "BENEFICIARY" shall mean the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "BOARD" means the Board of Directors of the Company.

          (e) A "CHANGE IN CONTROL" shall be deemed to have occurred if:

               (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

               (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

               (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company).

     (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

     (g) "COMMITTEE" means (i) the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, provided, however, that, to the extent necessary to comply with Rule 16b-3, such committee shall consist of two or more directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3, or (ii) in the absence of any such committee, the Board.

     (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules and regulations thereunder and successor provisions and rules and regulations thereto.

     (i) "FAIR MARKET VALUE" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that if the Stock is listed on a national securities exchange or quoted in an automated quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

     (j) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (k) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not otherwise an employee of the Company or any subsidiary.

     (l) "PARTICIPANT" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

     (m) "RULE 16B-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (n) "STOCK" means the Common Stock, $1.00 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4 hereof.

     3. ADMINISTRATION.

     (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. All expenses of administering the Plan shall be borne by the Company. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to select Participants to whom Awards may be granted;

          (ii) to determine the type or types of Awards to be granted to each Participant;

          (iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

          (v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

          (vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (viii)to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

          (ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Articles of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

     (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the extent permitted by applicable law and the Company's Articles of Incorporation, as they may be amended from time to time, no member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     4. STOCK SUBJECT TO PLAN.

     (a) AMOUNT OF STOCK RESERVED. The total amount of Stock that may be subject to outstanding Award, shall not exceed 4,000,000 shares. Shares subject to Awards of Options, Restricted Stock or Deferred Stock shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant and may be reallocated to other Awards granted under the Plan. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares.

     (b) ADJUSTMENTS. In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock, then (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Awards under Section 4(a) (including with respect to the limitations relating to Options and to Restricted and Deferred Stock) shall be proportionately adjusted, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Awards shall be proportionately adjusted, and (iii) the exercise price, grant price, or purchase price relating to any Award shall be adjusted as the Committee shall determine to be equitably required. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cash payments in exchange for an Award or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, and no such adjustment shall be authorized with respect to Options or other Awards granted in accordance with
Section 7(f) hereof to the extent that such authority would cause such Options or other Awards to fail to qualify as "performance-based compensation" under
Section 162(m)(4)(C) of the Code and regulations thereunder (including Regulation 1.162-27(e)(2)).

     5. ELIGIBILITY. Directors, executive officers and other key employees of the Company and its subsidiaries and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries is eligible to be granted an Award under the Plan, provided that such Award shall be cancelled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment.

     6. SPECIFIC TERMS OF AWARDS.

     (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e) hereof), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.

     (b) OPTIONS. The Committee is authorized to grant Options to Participants (including "reload" options automatically granted to offset specified exercises of options) on the following terms and conditions:

          (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in most cases will be the Fair Market Value at the date of the grant of the Option.

          (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants..

          (iii) ISOs. The Committee may designate at the time that an Option is granted to an employee of the Company or any subsidiary whether the Option is to be treated as an ISO or a nonstatutory stock option. In the absence of any such designation, an Option granted to any such employee shall be treated as a nonstatutory stock option. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including, without limitation, the requirements that no ISO shall be granted more than ten years after the effective date of the Plan and that no ISO shall be granted to any Participant if it would cause the aggregate Fair Market Value of the Stock with respect to which ISOs are exercisable by that Participant for the first time during any calendar year to exceed $100,000. Notwithstanding anything contained in the Plan to the contrary, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under
     Section 422 of the Code.

          (iv) TERMINATION OF EMPLOYMENT. Except as otherwise determined by the Committee, upon termination of a Participant's employment or service with the Company and its subsidiaries (as determined under criteria established by the Committee), such Participant may exercise any Option during the three month period following such termination of employment, but only to the extent that such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall immediately terminate.

     (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) RIGHT TO PAYMENT. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise) over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a) hereof, shall be not less than the Fair Market Value of one share of Stock on the date of grant.

          (ii) OTHER TERMS. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which Stock will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR (subject to Section 7(b) hereof). Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c) hereof, as the Committee may determine.

     (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

          (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service with the Company and its subsidiaries (as determined under criteria established by the Committee) during the applicable restriction period, all Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes. Notwithstanding anything contained in the Plan to the contrary (other than Section 7(g) hereof), all Awards of Restricted Stock, other than an Award granted pursuant to Section 7(f) hereof, shall be forfeited upon a Participant's termination of employment or other service with the Company and its subsidiaries within three years of the date the award is granted, provided, however, that the Committee may make exceptions in the event such termination is by reason of the Participant's death or disability.

          (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv) DIVIDENDS. Dividends paid, as determined by the Committee, on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

     (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants on the following terms and conditions:

          (i) AWARD AND RESTRICTIONS. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

          (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment or service with the Company and its subsidiaries (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes. Notwithstanding anything contained in the Plan to the contrary (other than Section 7(g) hereof), all Awards of Deferred Stock, other than an Award granted pursuant to Section 7(f) hereof, shall be forfeited upon a Participant's termination of employment or other service with the Company and its subsidiaries within three years of the date the award is granted; provided, however, that the Committee may make exceptions in the event such termination is by reason of the Participant's death or disability.

     (f) BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles as the Committee may specify.

     (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 6(h).

     7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

     (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

     (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

     (d) RULE 16B-3 COMPLIANCE. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement relating to an Award does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, notwithstanding other provisions of the Plan, the exercise price of any Award carrying a right to exercise granted to a Participant subject to Section 16 of the Exchange Act shall be not less than 50% of the Fair Market Value of Stock as of the date that such Award is granted if such pricing limitation is required under Rule 16b-3 at the time of such grant.

     (e) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including, without limitation, the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

     (f) PERFORMANCE-BASED AWARDS TO "COVERED EMPLOYEES". Notwithstanding other provisions of the Plan, the provisions of this Section 7(f) shall apply to any Award the exercisability or settlement of which is subject to the achievement of performance conditions (other than an Option or SAR granted with an exercise or base price at least equal to 100% of the Fair Market Value of Stock on the date of grant) if such Award is granted to a person who, at the time of grant, is a "covered employee." The definition of "covered employee," and other terms used in this Section 7(f), shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27). The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements (including the shareholder approval requirements) of Section 162(m)(4)(C) of the Code and regulations thereunder (including Regulation 1.162-27(e)(2)). The following business criteria may be used by the Committee in connection with a performance objective:

          (1) Annual earnings before payment of taxes and interest;

          (2) Annual earnings per share; and/or

          (3) Annual return on common equity.

     Achievement of performance objectives shall be measured over a period of one, two, three, or four years, as specified by the Committee. No business criteria other than those named above may be used in establishing the performance objective for an Award to a covered employee. For each such Award relating to a covered employee, the Committee shall establish the targeted level or levels of performance for each business criteria. Performance objectives may differ for Awards under this Section 7(f) to different covered employees. The Committee may determine that an Award under this Section 7(f) shall be payable upon achievement of any one of the performance objectives or may require that two or more of the performance objectives must be achieved in order for an Award to be payable. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award under this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be made in writing. The Committee may not delegate any responsibility under this Section 7(f).

     (g) ACCELERATION UPON A CHANGE OF CONTROL. Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse upon a Change in Control.

     8. GENERAL PROVISIONS.

     (a) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Company shall not be obligated to deliver Stock upon the exercise or settlement of any Award or take other actions under the Plan until the Company shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award until completion of the listing for trading and quotation on any stock exchange or automated quotation system or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

     (b) TRANSFERABILITY. Except as otherwise provided by the Committee, Awards and other rights of Participants under the Plan may not be transferred to third parties, pledged, mortgaged, hypothecated, or otherwise encumbered, and may not be subject to claims of creditors, except as designated by the Participant by will or by the laws of descent and distribution (or pursuant to a Beneficiary designation).

     (c) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or person providing consulting or other services to the Company and its subsidiaries the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or terminate any contract with a person providing consulting or other services at any time.

     (d) TAXES.

          (i) The Company and its subsidiaries are authorized to withhold from any Award granted or to be settled, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

          (ii) In the event that any amounts paid to a Participant pursuant to
     Section 2(d) hereof (the "Change in Control Payments") shall be subject to the tax imposed by Section 4999 of the Code ("Excise Tax"), an additional amount (the "Gross-up Amount") shall be paid by the Company to such Participant such that the net amount retained by the Participant, after deduction of any Excise Tax on the payment provided for by this Section 8(d)(2), shall be equal to the Change in Control Payments. The provision of this Section 8(d)(2) shall survive any termination of such Participant's employment or service with the Company and its subsidiaries and shall continue in effect until expiration of the statute of limitations for filing of tax returns that include the period in which any Change in Control Payments are made or, if earlier, final determination of tax liability relating thereto. Payment of the Gross-up Amount shall be made in accordance with the computation thereof by the accountant to such Participant in connection with preparation of the Participant's tax return for the relevant tax year, and shall be adjusted upon final determination of tax liability, with any increase therein being paid by the Company to the Participant or decrease therein being paid by the Participant to the Company within 30 days following the date of final determination of tax liability.

     (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any such action shall be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award or Award Agreement. Notwithstanding the foregoing, the Board may make any such amendment to cause the Plan or an Award to qualify for an exemption under Rule 16b-3 without the consent of a Participant.

     (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, and other persons. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Plan and the Award.

     (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that Options and other Awards subject to the performance objectives specified under Section 7(f) hereof granted under the Plan to persons who are "covered employees" within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27(c)(2)) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27(e), and subject to the transition rules under Regulation 1.162-27(h)(2)) thereunder. Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award granted to a "covered employee" does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a "covered employee" in connection with any such Award upon attainment of the performance objectives.

     (k) GOVERNING LAW. The validity, construction, and effect of the Plan and any Award Agreement shall be determined in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws and applicable federal law.

     (l) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of the date of its adoption by the Board and shall continue in effect until terminated by the Board.

                                   APPENDIX A

                                      PROXY

                          COYOTE NETWORK SYSTEMS, INC.

                     Annual Meeting of Stockholders - [Date]

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

     The undersigned stockholder of Coyote Network Systems, Inc. ("Company") hereby constitutes and appoints James R. McCullough and Daniel W. Latham and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on ___________________________ at 11:00 a.m., Pacific Daylight Time, or at any
postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all of the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 2, 3, 4 AND 5.

           (Continued and to be signed and dated on the reverse side)

                       [X] Please mark your votes as indicated in this example.

THE DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES AND PROPOSALS 2 AND 3.

                           FOR All nominees      WITHHOLD AUTHORITY     Plan to
                           listed (except as       to vote for all      attend
                             marked to the       nominees listed at     meeting
                             contrary, see              left              [_]
                          instruction below)

(1)  Election of Directors         [_]                  [_]

     Daniel W. Latham

     INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.

                                                 FOR        AGAINST      ABSTAIN
(2)  Proposal to approve and amend the Company's
     Certificate of Incorporation  to increase
     the authorized shares of Common Stock.      [_]          [_]          [_]

(3)  Proposal to approve the adoption of the
     2000 Equity Incentive Plan and the
     ratification of options granted to
     certain officers and directors.             [_]          [_]          [_]

(4)  Proposal to amend the Company's Restated
     Certificate of Incorporation to change the
     Company's name to Quentra Networks, Inc.    [_]          [_]          [_]

(5)  Proposal to ratify Arthur Andersen, LLP
     as independent auditors.                    [_]          [_]          [_]


 ________                    ______
|                                  | The above named proxies are granted the
|                                  | authority, in their discretion, to act upon
|                                  | such other matters as may properly come
                                     before the meeting or any postponement or adjournment thereof.


                                     Dated:         ______________________, 2000
                                     Signature(s):  ____________________________
                                                    ____________________________

                                     Please sign exactly as your name appears in
|                                  | the records of the Company and return this
|                                  | proxy immediately in the enclosed stamped
|_______                     ______| self-addressed envelope.